EXHIBIT 3.2

SAKS INCORPORATED

AMENDED AND RESTATED BYLAWS
(As amended through June 9, 2010)

ARTICLE I
IDENTIFICATION; OFFICES AND REGISTERED AGENT

Section 1.                      Identification.      The name of the Corporation is Saks Incorporated, a Tennessee corporation (the “Corporation”).

Section 2.                      Principal Office.     The principal office of this Corporation is located at 12 East 49th Street, New York, New York 10017, as provided in the Charter. The Board of Directors may, by resolution, amend the Charter to change the address of the principal office.

Section 3.                      Registered Agent.     The Corporation has designated and shall continue to have a registered agent in the State of Tennessee. If the registered agent resigns or is for any reason unable to perform his duties, the Corporation shall promptly designate another registered agent. The Corporation may, by resolution of the Board of Directors, appoint such other agents for the service of process in such other jurisdictions as the Board of Directors may determine.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.                      Meetings.     All meetings of the shareholders for the election of directors shall be held in the City of Alcoa, State of Tennessee, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Tennessee as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Tennessee, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                      Annual Meetings.     Annual meetings of the shareholders, commencing with fiscal year 1988, shall be held on the 2nd Monday of June if said date is not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, or at such other date and time as shall be designated from time to time by the Board of Directors, for the purpose of electing directors of the Corporation and for the transacting of such other business as may properly come before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting.

Section 3.                      Shareholder List.     The officer who has charge of the stock ledger of the Corporation shall prepare and make available, beginning two (2) business days after notice of a meeting of the shareholders is given continuing through the meeting, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for the purpose germane to the meeting, during ordinary business hours either at the Corporation’s principal office or a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting), or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 4.                      Special Meetings.  Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board, or by the President, and shall be called by the Chairman, the President, the Secretary, or an assistant Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of record of at least twenty-five percent (25%) of the outstanding shares of the Corporation entitled to vote at the meeting.  Each special meeting shall be held at such time as the Board of Directors shall determine, or, in the absence of such determination by the Board of Directors, at such time as the person or persons calling or requesting the call of the meeting shall specify in the notice or in the written request.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than 10 days or more than 60 days before the date of the meeting.  The business transacted or items presented at any special meeting shall be limited to the purposes stated in the notice, which business or items must have been proposed in accordance with the notice procedures set forth in Article III of these Bylaws.

Section 5.                      Waiver of Notice.     The shareholders may waive the requirement of written notice of annual and special meetings by written waiver duly executed and filed with the minutes of the meeting.

Section 6.                      Quorum.     The holders of record of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Charter. A quorum once present, is not broken by the subsequent withdrawal of any shareholder. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Charter a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7.                      Meeting Chairman.     The Chairman of the Board, or if absent or unable to serve, the President, or if absent or unable to serve, the Treasurer or Secretary, shall call meetings of the shareholders to order and act as Chairman of such meetings. The shareholders may elect any one of their number to act as Chairman of any meeting in the absence of the aforenamed individuals.

Section 8.                      Proxies.     Every shareholder entitled to vote at a shareholders’ meeting may authorize another person or persons to act for him by proxy. Each proxy must be in writing and signed by the shareholder or by his attorney in fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Each proxy shall be revocable at the pleasure of the shareholder executing it, unless it conforms to the requirements of an irrevocable proxy, as provided by statute. All proxies must be delivered to the Secretary of the Corporation prior to the opening of the meeting, except for proxies granted after the meeting has opened, which proxies shall be delivered to the Secretary as soon as practicable after execution.

Section 9.                      Determination of Shareholder.     In order to determine shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the Stock Transfer Books be closed for a stated period, but not to exceed 40 days. If the Stock Transfer Books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the Stock Transfer Books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the Stock Transfer Books are not closed and no record date is fixed for determination of shareholders entitled to notice of or entitled to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 10.                      Shareholder Action By Written Consent.     Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

ARTICLE III
NOTICE REQUIREMENTS AND CONDUCT OF SHAREHOLDERS MEETINGS

Section 1.                      Business at Annual and Special Meetings.  No business (including nominating persons to be elected or re-elected to the Corporation's Board of Directors) may be transacted at an annual or special meeting of the Corporation's shareholders other than business that is:

(a)           specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Corporation's Board of Directors or an authorized committee thereof,

(b)           otherwise brought before the meeting by or at the direction of the Corporation's Board of Directors or an authorized committee thereof, or

(c)           otherwise brought before the meeting by a “Noticing Shareholder” (as defined below) who complies with the notice procedures set forth in Article III, Section 2 of these Bylaws (it being understood that, in the case of a special meeting of shareholders, the business transacted at the meeting shall, as set forth in Article II, section 4 of theses Bylaws, be limited to the purpose(s) or item(s) set forth in the notice of the meeting and no shareholder (including a Noticing Shareholder) shall be permitted to bring any other item of business before the meeting).

A “Noticing Shareholder” must be either a “Record Holder” or a “Nominee Holder.”  A “Record Holder” is a shareholder that holds of record shares of the Corporation's stock entitled to vote at the meeting on the business (including electing or re-electing persons to the Corporation's Board of Directors) to be appropriately conducted at the meeting.  A “Nominee Holder” is a shareholder that holds such shares through a nominee or “street name” holder of record of such shares and can demonstrate to the Corporation such indirect ownership of such shares and such Nominee Holder’s entitlement to vote such shares on such business.  Clause (c) of this Article III, Section 1 shall be the exclusive means for a Noticing Shareholder to nominate persons to be elected or re-elected to the Corporation's Board of Directors or to bring or submit other business before a meeting of shareholders (other than proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of and proxy materials submitted in connection with such meeting, which proposals are not governed by these Bylaws).  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the Corporation's shareholders except in accordance with the procedures set forth in Article III of these Bylaws.

Section 2.              Notice of Shareholder Business to be Conducted at a Meeting of Shareholders.  In order for a Noticing Shareholder to properly bring any item of business before a meeting of shareholders, the Noticing Shareholder must give timely notice of that business in proper form in writing to the Secretary of the Corporation in compliance with the requirements of this Article III, Section 2.  This Article III, Section 2 shall constitute an “advance notice provision” for annual meetings of shareholders for purposes of Rule 14a-4(c)(1) under the Exchange Act.

(a)           To be timely, a Noticing Shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation:

(i)
in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of: (A) the 90th day prior to the date of such annual meeting or, (B) if the first public announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation; and

(ii)
in the case of a special meeting of shareholders, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (A) the 90th day prior to such special meeting or (B) the 10th day following the date on which public announcement of the date of such special meeting was made, whichever first occurs.

In no event shall any adjournment or postponement of an annual or special meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(b)           Notwithstanding anything in Article III, Section 2(a) of these Bylaws to the contrary, if the number of persons to be elected to the Corporation’s Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Noticing Shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the tenth (10th) day following the date on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

(c) To be in proper form, whether in regard to nominating persons to be elected or re-elected to the Corporation's Board of Directors or other business, a Noticing Shareholder’s notice to the Secretary required by these Bylaws must:

(i)
Set forth, as to each Noticing Shareholder and, if a Noticing Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A)
the name and address of the Noticing Shareholder as they appear on the Corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (any Noticing Shareholder or such beneficial owner a "Holder" and, collectively “Holders”),

(B)	the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record by each Holder, and the date such ownership was acquired,

(C)
any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by a Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares or other securities of the Corporation,

(D)
any proxy, contract, arrangement, understanding, or relationship pursuant to which a Holder has a right to vote or has granted a right to vote any securities (including the shares of common stock) of the Corporation,

(E)
any short interest in any securities (including the shares of common stock) of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if a Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value or price of the subject security),

(F)
any rights to dividends or other distributions on the shares or other securities of the Corporation owned beneficially by a Holder that are separated or separable from the underlying shares or other securities of the Corporation,

(G)
any proportionate interest in shares or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which a Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(H)
any performance-related fees (other than an asset-based fee) that a Holder is entitled to based on any increase or decrease in the value of shares or other securities of the Corporation or Derivative Instruments, if any,

(I)	any arrangements, rights, or other interests described in Sections 2(b)(i)(C)-(H) held by any Holder Associated Person (as defined in subsection (d) below),

(J)
a representation that the Noticing Shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice, together with a statement whether the Noticing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from Corporation's shareholders in support of the nomination(s) or the business proposed,

(K)
a certification regarding whether each Holder and any Holder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such Holder’s and/or Holder Associated Persons’ acquisition of shares or other securities of the Corporation and/or such Holder’s and/or Holder Associated Persons’ acts or omissions as a shareholder or security holder of the Corporation,

(L)
any other information relating to the Holder and any Holder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(M)	any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record date for the meeting to disclose any holdings, arrangements, rights or other interests described in Sections 2(b)(i)(B) through (I) as of the record date.

(ii)
If a Noticing Shareholder's notice relates to any business other than a nomination of one or more persons to be elected or re-elected to the Corporation's Board of Directors that is proposed to be brought before the meeting, the notice also must set forth:

(A)
a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Holder or any Holder Associated Persons in such business, and

(B)
a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, any Holder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii)
If a Noticing Shareholder’s notice relates to the nomination of person(s) (each a “Nominee” and collectively, “Nominees”) to be elected or re-elected to the Corporation’s Board of Directors, the notice, as to each Nominee, also must:

(A)
set forth all information relating to the Nominee (including, without limitation, the Nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of common stock or other securities of the Corporation that are owned beneficially or of record by the Nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including the Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

(B)
set forth a description of any agreements, arrangements and understandings between or among the Holder or any Holder Associated Person, on the one hand, and any other persons (including any Holder Associated Person), on the other hand, in connection with the Nominee’s nomination, and

(C)
set forth a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder, any Holder Associated Person and their respective Affiliates and Associates, or others acting in concert therewith, on the one hand, and each Nominee, and his or her respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”) if the Holder making the nomination or on whose behalf the nomination is made, if any, or any Affiliate or Associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the Nominee were a director or executive officer of such registrant, and

(D)	be accompanied by a questionnaire, representation, and agreement required by Article III, Section 3 of these Bylaws completed and signed by each Nominee.

(d)           In addition to the other terms that are defined in these Bylaws, for purposes of these Bylaws, the following terms shall have the respective meanings ascribed thereto:

(i)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another specified Person.

(ii)	“Associate” means, with respect to a specified Person:

(A)	any corporation or organization of which that Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities,

(B)	any trust or other estate in which that Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and

(C)	any Immediate Family Member of that Person.

(iii)
“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(iv)
“Holder Associated Person” means, with respect to any shareholder, (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any shareholder, or any Holder Associated Person identified in clauses (i) or (ii) above.

(v)
“Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director.

(vi)
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

(vii)
“public announcement” shall mean disclosure by the Corporation in a press release reported by a national news service or in a document publicly filed with or furnished to the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

(e)           Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with this Section 2, nothing in this Section 2(e) shall be deemed to preclude discussion by any shareholder of such business.  If any information submitted pursuant to these Bylaws by a Noticing Shareholder is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with these Bylaws.  Except as otherwise provided by law, the Charter, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he should determine that any proposed nomination or business is not in compliance with these Bylaws, he shall so declare to the meeting and any such nomination or business is defective and not properly brought before the meeting, in which case it shall be disregarded or not be transacted.

(f)           Notwithstanding the foregoing provisions of these Bylaws, a Holder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Article III.

(g)           Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

Section 3.              Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 2) to the Secretary at Corporation’s principal executive offices a written questionnaire providing the information requested about the background and qualifications of such person (including such information as may reasonably be required to determine the eligibility of the nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee) and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a)	is not and will not become a party to:

(i)
any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii)	any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b)
is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and

(c)
in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and share ownership and trading policies and guidelines of the Corporation.

Section 4.              Conduct of Shareholders Meetings.     The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV
BOARD OF DIRECTORS

Section 1.                      Number of Directors.     The affairs of the Corporation shall be managed by a Board of up to 18 directors.

Subject to that maximum number, the Board, by resolution, has power to fix or change the number of directors, including an increase or decrease in the number of directors.

Effective as of the 2010 annual meeting of shareholders, the Board shall be divided into three classes, designated as Class I, Class II, and Class III, composed, respectively, of directors who were elected at the 2007, 2008 and 2009 annual meetings of shareholders and whose terms expire, respectively, at the 2010, 2011 and 2012 annual meetings of shareholders, and in all cases also continue as to each director until his or her successor is elected and qualified.

At each annual meeting of shareholders beginning with the 2010 annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the next succeeding annual meeting and until their successors shall be elected and qualified and, effective, with the 2012 annual meeting of shareholders, the classification of the Board shall be eliminated and all directors thereafter shall be elected annually.  Vacancies on the Board, for any reason, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director.

So long as the Board consists of classes of directors, any person appointed to fill a vacancy shall be designated by the Board as either a Class I, Class II or Class III director, with a term that expires as set forth above; provided that the directors in each class shall be as nearly equal in number as possible.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 2.                      Determination of Authorized Number of Directors.     The Board of Directors may determine the number of directors constituting the whole Board from a minimum of one to a maximum of eighteen, which determinations shall be evidenced by resolutions of the Board of Directors adopted from time to time.

Section 3.                      Removal of Directors.     Any or all directors may be removed by a vote of a majority of the shareholders entitled to vote, only for cause as defined by the Tennessee Business Corporation Act.

Section 4.                      Filling of Vacancies.     Vacancies and newly created directorships resulting from any increase in the authorized number of directors, for any reason, may be filled by a vote of the majority of the directors then in office, although less than a quorum exists, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the vacancy or newly created directorship may be filled by vote of the shareholders at any meeting of the shareholders, notice of which shall have referred to the proposed election. Any director elected by the shareholders to fill any vacancy shall be elected to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified, unless sooner displaced.

Section 5.                      Annual Meeting.     The annual meeting of the Board of Directors shall be held immediately before or after and at the same place as the annual meeting of the shareholders, provided a quorum be present and no notice of such meeting shall be necessary. In the event such meeting of the Board of Directors is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.                      Notice of Meetings.     The annual and all regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings shall be held upon written notice not less than one day before the meeting.

Section 7.                      Special Meetings.     Special meetings of the Board may be called by the Chairman of the Board or President, or if either is absent or unable to do so, by any Vice President, or by any two directors.

Section 8.                      Quorum.     At all meetings of the Board, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Charter or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.                      Dissent to Action.     A director who is present at a meeting of the Board, at which any action is taken, shall be presumed to have concurred in the action, unless his dissent thereto shall be entered in the Minutes of the meeting, or unless he shall submit his written dissent to the person acting as the Secretary of the meeting before the adjournment thereof, or shall deliver or send such dissent to the Secretary of the Corporation promptly after the adjournment of the meeting. Such rights to dissent shall not apply to a director who voted in favor of any such action. A director who is absent from a meeting at which such action is taken shall be presumed to have concurred in the action unless he shall deliver or send by registered or certified mail his dissent thereto to the Secretary of the Corporation or shall cause such dissent to be filed with the Minutes of the proceedings of the Board within 10 days after learning of such action.

Section 10.                      Action without Meeting.     Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing setting forth the actions so taken, signed by all of the persons entitled to vote thereon, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 11.                      Board Committees.     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to amending the Charter, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of the dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Charter expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12.                      Compensation of Directors.     Unless otherwise restricted by the Charter, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13.                      Indemnification.     The Corporation shall indemnify, to the full extent authorized or permitted by the Tennessee Business Corporation Act, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the Corporation or serves or served as a director of any other enterprise at the request of the Corporation.

Section 14.                      Mandatory Resignation.     Directors who are also officers of the Corporation shall submit a letter of resignation as such to the Board of Directors upon any termination of employment as an officer of the Corporation, and directors who are not officers of the Corporation shall likewise submit a letter of resignation upon any change in that director’s principal business or other activity in which the director was engaged at the time of his or her election.

ARTICLE V
OFFICERS

Section 1.                      Appointment.    The Board of Directors at its annual meeting shall choose a Chairman of the Board, a Chief Executive Officer, a President, an Executive Vice President, a Chief Financial Officer, a Treasurer, and a Secretary. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any two of the aforementioned offices may be filled by the same person, except that no one person may be Secretary and also President. No person shall purport to execute or attest any document or instrument on behalf of the Corporation in more than one capacity.

Section 2.                      Term.     The officers of the Corporation shall hold office for one year or until their successors are chosen and qualified subject, however, to the removal of any officer pursuant to these Bylaws.

Section 3.                      Salaries.     The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 4.                      Removal.     Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.                      Duties.     All officers shall have such authority to perform such duties in the management of the Corporation as are normally incident to their offices and as the directors from time to time provide.

Section 6.                      The Chairman of the Board and Chief Executive Officer.     The Chairman of the Board and Chief Executive Officer of the Corporation shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7.                      Other Duties of the Chairman of the Board.     He shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 8.                      The President.     The President shall perform such duties as shall be prescribed to him from time to time by the Board of Directors.

Section 9.                      Duties of the President and the Vice President(s).     In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice President(s) shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10.                      The Secretary.     The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

Section 11.                      Assistant Secretary.     The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 12.                      The Chief Financial Officer and Treasurer.      The Chief Financial Officer and the Treasurer, in his capacity as such officers, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 13.                      Duties of the Chief Financial Officer and Treasurer.     He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as the Treasurer and of the financial condition of the Corporation.

Section 14.                      Bond.     If required by the Board of Directors, the Chief Financial Officer and the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 15.                      Assistant Treasurer(s).     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 16.                      Indemnification.     The Corporation shall indemnify, to the full extent authorized or permitted by the Tennessee Business Corporation Act, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding

(whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer of the Corporation or serves or served as a director or officer of any other enterprise at the request of the Corporation.

ARTICLE VI
CAPITAL STOCK

Section 1.                      Certificate.     Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer or the President and the Chief Operating Officer, a Vice President, the Treasurer (or an Assistant Treasurer), or the Secretary (or an Assistant Secretary) of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.                      Facsimile Signatures.     Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

Section 3.                      Notice of Restrictions.     Each certificate of stock which is restricted or limited as to its transferability or voting rights, or which is callable under the Charter, which is preferred or limited as to dividends or rights upon voluntary or involuntary dissolution, shall have a notice of such restriction, limitation or preference conspicuously stated on the face or back of the certificate. Upon the removal of expiration of any such restriction or limitation, the holder of such certificate shall be entitled to receive a new certificate upon the surrender of the old restricted or limited certificates, and the payment of the reasonable expenses of the Corporation incurred in connection therewith.

Section 4.                      Reissuance of Certificates.     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.                      Transfer of Shares.     The Corporation shall register a transfer of a stock certificate presented to it for transfer if: (a) the certificate is endorsed by the appropriate person or persons; (b) the signature of the appropriate person or persons has been guaranteed by a national banking association, a bank organized and operating under the statutes of the State of Tennessee, or a member of the National Association of Security Dealers, and reasonable assurance is given that the endorsements are effective, unless the Secretary of the Corporation waives such requirements; (c) there has been compliance with any applicable law relating to the collection of taxes; and (d) the transfer is in fact rightful or is to a bona fide purchaser.

Section 6.                      Endorsements.     An endorsement of the stock certificate in registered form is made when an appropriate person signs on it or on a separate document an assignment or transfer of it, or a power to assign or transfer it, or when the signature of this person is written without more upon the back of the certificate. An endorsement may be in blank, which includes an endorsement to bearer, or special, which specifies the person to whom the stock is to be transferred, or who has the power to transfer it. The Corporation may elect to require reasonable assurance beyond that specified in this Section.

Section 7.                      Registered Stockholders.     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Tennessee.

ARTICLE VII
DIVIDENDS, SURPLUS AND RESERVE

Section 1.                      Dividends.     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property or its own shares, except where the Corporation is insolvent, as that term is defined in Section 48-1-102 (14), Tennessee Code Annotated, or when the payment thereof would render the Corporation insolvent, or when the declaration of payment thereof would be contrary to any restrictions contained in the Charter, these Bylaws, or in any applicable valid contract. The declaration and payment of any such dividend shall be in accordance with Section 48-1-511, Tennessee Code Annotated, as it may be amended from time to time.

Section 2.                      Capital Distributions.     The Board of Directors may distribute to the shareholders of the Corporation out of capital surplus, a portion of its assets, in cash or property, subject to the following provisions: (a) no such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent; (b) no such distribution shall be made unless such distribution is authorized by the affirmative vote of the holders of the majority of all of the outstanding shares of stock entitled to vote thereon; (c) no such distribution shall be made to the holders of any class of shares unless all cumulative dividends accrued on all preferred or special classes of shares entitled to preferential dividends shall have been fully paid; (d) no such distribution shall be made to the holders of any class of shares which would reduce the remaining net assets of the Corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation; and (e) each such distribution, when made, shall be identified as a distribution from capital surplus and the amount per share shall be disclosed to the shareholders receiving the same, concurrently with the distribution thereof.

Section 3.                      Increases of Capital Surplus.     The capital surplus of the Corporation may be increased from time to time by resolution of the Board, directing that all or part of the earned surplus of the Corporation be transferred to capital surplus. The Board of Directors may, by resolution, apply any part or all of the capital surplus of the Corporation to the reduction or elimination of any deficit arising from losses however incurred; provided, however, that the earned surplus has first been exhausted by charging such losses to earned surplus and then only to the extent that such losses exceed the earned surplus. Each such application of capital surplus shall, to the extent thereof, effect a reduction of capital surplus.

Section 4.                      Seal.     The Corporation shall have a corporate seal. The presence or absence of a seal on any instrument shall not affect the character, validity, or legal effect thereof in any respect. The affixing of a seal shall not be necessary for the execution of any instrument or document by the Corporation.

ARTICLE VIII
AMENDMENTS

Subject to the provisions of the Charter of the Corporation, these Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the vote of a majority of all of the shareholders or by the majority vote of the entire Board of Directors, when such power is conferred upon the Board of Directors by the Charter, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 1.                      Fiscal Year.     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.                      Insurance.     The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

Section 3.                      Savings Clause.     If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation may nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

Section 4.                      Notices.     Whenever, under the provisions of the statutes, the Charter or these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or electronic facsimile, in which event it shall be deemed to have been given when deposited with a telegraph or electronic facsimile office for transmission.

Section 5.                      Indemnification.     Notwithstanding anything in the Charter to the contrary, the Corporation shall be permitted, but shall not be required, to indemnify and hold harmless any employee or agent of the Corporation made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.